Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-15061 and 33-43738) pertaining to the Wrigley Savings Plan of our report dated June 24, 2008, with respect to the financial statements and supplemental schedules of the Wrigley Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Chicago, Illinois
June 24, 2008

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